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                                                                  Exhibit (j)(i)



The Board of Trustees
American Performance Funds:

We consent to the use of our report dated October 15, 1999 on the financial statements of American Performance Funds as incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the prospectuses and "Auditors" in the statement of additional information.


/s/ KPMG LLP

Columbus, Ohio
December 29, 1999